Exhibit 99.1
Contact: Charles Lambert
Finance Director
Medical Properties Trust, Inc.
(205) 397-8897
clambert@medicalpropertiestrust.com
MEDICAL PROPERTIES TRUST, INC.
REPORTS SECOND QUARTER 2009 RESULTS
New Lease Agreement for Bucks County Hospital Expected to Improve
Profitability and Demonstrate Portfolio Value
     Birmingham, AL — August 6, 2009 — Medical Properties Trust, Inc. (NYSE: MPW) today announced its financial and operating results for the quarter ended June 30, 2009. The Company also reported that it has leased its Philadelphia-area Bucks County Hospital to an experienced hospital venture.
HIGHLIGHTS
•	Completed new lease agreement including purchase option for Bucks County Hospital;

•	Posted second quarter 2009 normalized Funds from Operations (“FFO”) and Adjusted FFO of approximately $15.3 million, or $0.19 per share, and $16.3 million, or $0.21, per share, in line with previous guidance as adjusted for accounting changes and certain other non-routine expenses;

•	Revised guidance to $0.89 to $0.93 of annual normalized FFO, reflecting anticipated revenue from Bucks County and reduction in Bucks County property operating expenses;

•	Paid second quarter cash dividend of $0.20 per share on July 14, 2009.
     “Since early this year, we have focused our efforts on strengthening MPT’s position for the future,” said Edward K. Aldag, Jr., Chairman, President and Chief Executive Officer of Medical Properties Trust, Inc., “and to this end we have concentrated on the re-positioning of several properties in our portfolio. We recently leased one of these properties, Bucks County Hospital, to a joint venture of a national hospital operator and a preeminent Philadelphia-area physician group. Not only should this lease increase our annual revenue by as much as $3.0 million that was not included in our prior estimates, but it also relieves us of approximately $0.7 million in annual property expenses that will now be paid by the tenant.”

     The Bucks County facility was leased to a joint venture comprised of two well-respected entities — Rothman Orthopaedic Specialty Hospital, L.P.and Nueterra Holdings, LLC. Both organizations have established track records operating profitable hospitals. The lease has an initial five-year term with renewal options for an additional 15 years. Upon the expiration of the initial term and thereafter the lessee will have the option to purchase the leased real estate at specified terms that are expected to not result in impairment charges. The lessee joint venture has advised MPT that it expects to invest as much as $8.0 million during the initial five-year lease term, and admit a large Philadelphia-area not for profit hospital system as a partner.
OPERATING RESULTS
     MPT reported second quarter normalized FFO and adjusted FFO of $0.19 and $0.21, respectively, per diluted share. These results include approximately $1.6 million ($0.02 per share) of property-related expenses and litigation costs ($1.0 million and $0.6 million, respectively) that were excluded from the company’s previous annual guidance estimate. Normalized FFO also includes the approximately $0.9 million ($0.01 per share) effect of the January 2009 adoption of new accounting guidance regarding convertible debt (approximately $0.5 million) and allocation of net income to participating securities (approximately $0.4 million). After consideration of these items, MPT’s second quarter normalized FFO is in line with the previously disclosed management estimate of annualized FFO of $0.88 to $0.92. Normalized FFO and adjusted FFO per share for the comparable second quarter of 2008 were $0.37 and $0.38, respectively. Certain previously disclosed non-routine items in 2008 did not recur in 2009.
     The Company reported total revenues of $31.5 million and $63.9 million, respectively, for the three and six month periods ended June 30, 2009 compared with total revenues of $31.2 million and $54.5 million, respectively, for the same periods one year ago. Net income for the three and six month periods ended June 30, 2009 were $7.8 million and $18.6 million, respectively, compared to net income of $13.4 million and $24.3 million, respectively, for the same periods one year ago. A reconciliation of normalized FFO and AFFO to net income is included in the financial tables accompanying this press release.
     “We continued the strong operating results that we reported in this year’s first quarter, well in line with our prior estimates,” said Aldag. “Moreover, we remain optimistic that we will lease or sell a significant portion of our former Twelve Oaks facilities (Sharpstown and River Oaks) in the near future. Such resolution of these presently non-earning assets would add revenue and reduce property operating expenses. Just as important, we believe the new Bucks County lease and, if realized, the expected terms of possible Sharpstown and River Oaks transactions will clearly validate the values of our entire portfolio even in the current recessionary economic conditions.”

PORTFOLIO UPDATE AND FUTURE OPERATIONS
     The Company revised its estimated annual normalized FFO guidance to take into account the effects of the new Bucks County lease and changes in accounting for convertible debt and participating securities. The Company presently believes that, as of August 1, 2009, its existing portfolio of assets will generate normalized FFO of between approximately $0.89 and $0.93 per diluted share on an annualized basis. This estimate does not include the effects, if any, of costs and litigation related to discontinued operations, real estate operating costs, write-offs of straight-line rent, or other non-recurring or unplanned transactions. In addition, this estimate will change if market interest rates change, assets are sold or acquired, the Sharpstown and River Oaks properties are sold or leased, other operating expenses vary, or existing leases do not perform in accordance with their terms.
LIQUIDITY
     As of June 30, 2009, the Company had approximately $8.0 million in cash and cash equivalents and approximately $71 million available under its existing credit facilities.
     The Company’s outstanding debt as of June 30, 2009 consisted of fixed-rate debt of $344.0 million and variable rate debt of $218.7 million. The earliest non-extendable maturity of the Company’s debt is approximately $30.0 million in November 2010. In addition, $83 million of revolving credit facilities due in November 2010 may be extended until November 2011. The Company has approximately $7.0 million in unfunded commitments to complete additions and refurbishments of existing facilities and no commitments for new acquisitions or developments.
CONFERENCE CALL AND WEBCAST
     The Company has scheduled a conference call and webcast for Thursday, August 6, 2009 at 11:00 a.m. Eastern Time to present the Company’s financial and operating results for the quarter ended June 30, 2009. The dial-in telephone numbers for the conference call are 866-783-2140 (U.S.) and 857-350-1599 (International), using passcode 73757616. The conference call will also be available via webcast in the Investor Relations’ section of the Company’s website, www.medicalpropertiestrust.com. A telephone and webcast replay of the call will be available from shortly after the completion through August 20, 2009. Telephone numbers for the replay are 888-286-8010 and 617-801-6888 for U.S. and International callers, respectively. The replay passcode is 78261799.

About Medical Properties Trust, Inc.
     Medical Properties Trust, Inc. is a Birmingham, Alabama based self-advised real estate investment trust (REIT) formed to capitalize on the changing trends in healthcare delivery by acquiring and developing net-leased healthcare facilities. These facilities include inpatient rehabilitation hospitals, long-term acute care hospitals, regional acute care hospitals, ambulatory surgery centers and other single-discipline healthcare facilities, such as heart hospitals and orthopedic hospitals. For more information, please visit the Company’s website at www.medicalpropertiestrust.com.
The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Words such as “expects,” “believes,” “anticipates,” “intends,” “will,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: the capacity of the Company’s tenants to meet the terms of their agreements; annual normalized FFO per share; the level of unfunded commitments; the repayment of debt arrangements; statements concerning the additional income to the Company as a result of ownership interests in certain hospital operations and the timing of such income; the restructuring of the Company’s investments in non-revenue producing properties; the payment of future dividends, if any; acquisition of healthcare real estate; completion of additional debt arrangements; and additional investments; national and economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or healthcare real estate in particular. For further discussion of the facts that could affect outcomes, please refer to the “Risk factors” section of the Company’s Form 10-K for the year ended December 31, 2008 as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this press release.
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MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	June 30, 2009	December 31, 2008
	(Unaudited)	(A)
Assets
Real estate assets
Land, buildings and improvements, and intangible lease assets	$992,265,750	$996,964,710
Mortgage loans	185,000,000	185,000,000

Gross investment in real estate assets	1,177,265,750	1,181,964,710
Accumulated depreciation and amortization	(47,711,393)	(40,333,974)

Net investment in real estate assets	1,129,554,357	1,141,630,736

Cash and cash equivalents	7,921,606	11,747,894
Interest and rent receivable	17,645,247	13,836,775
Straight-line rent receivable	21,678,124	19,003,110
Other loans	109,433,036	108,522,933
Assets of discontinued operations	1,184,808	2,384,808
Other assets	13,797,051	14,246,975

Total Assets	$1,301,214,229	$1,311,373,231

Liabilities and Equity
Liabilities
Debt	$562,692,155	$630,556,564
Accounts payable and accrued expenses	26,084,791	24,718,097
Deferred revenue	13,257,804	16,110,241
Lease deposits and other obligations to tenants	15,763,845	13,645,259

Total liabilities	617,798,595	685,030,161

Medical Properties Trust, Inc. stockholders’ equity
Preferred stock, $0.001 par value. Authorized 10,000,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 150,000,000 shares; issued and outstanding — 78,614,236 at June 30, 2009, and 65,056,387 shares at December 31, 2008	78,614	65,056
Additional paid in capital	756,973,866	686,238,117
Distributions in excess of net income	(73,596,713)	(59,941,011)
Treasury shares, at cost	(262,343)	(262,343)

Total Medical Properties Trust, Inc. stockholders’ equity	683,193,424	626,099,819

Non-controlling interests	222,210	243,251

Total Equity	683,415,634	626,343,070

Total Liabilities and Equity	$1,301,214,229	$1,311,373,231

(A)	Financials have been derived from the prior year audited financials; however, we have restated certain line items to reflect our adoption of the new accounting pronouncements involving (i) convertible bonds, (ii) participating securities, and (iii) non-controlling interests.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
		(A)		(A)
Revenues
Rent billed	$23,598,265	$21,346,230	$46,684,365	$36,317,026
Straight-line rent	748,139	2,279,996	2,611,791	3,939,780
Interest and fee income	7,168,064	7,544,537	14,591,275	14,254,578

Total revenues	31,514,468	31,170,763	63,887,431	54,511,384
Expenses
Real estate depreciation and amortization	6,708,307	5,337,423	12,953,941	8,865,018
Property-related	1,190,970	150,898	2,109,890	206,920
General and administrative	5,799,443	4,621,417	11,477,514	8,979,529

Total operating expenses	13,698,720	10,109,738	26,541,345	18,051,467

Operating income	17,815,748	21,061,025	37,346,086	36,459,917
Other income (expense)
Interest and other income	54,093	14,810	54,532	117,488
Interest expense	(9,431,025)	(12,878,648)	(18,894,321)	(20,333,861)

Net other expense	(9,376,932)	(12,863,838)	(18,839,789)	(20,216,373)

Income from continuing operations	8,438,816	8,197,187	18,506,297	16,243,544
Income (loss) from discontinued operations	(580,330)	5,186,566	69,350	8,039,848

Net income	7,858,486	13,383,753	18,575,647	24,283,392
Net income attributable to non-controlling interests	(12,350)	(18,054)	(19,180)	(19,255)

Net income attributable to MPT common stockholders	$7,846,136	$13,365,699	$18,556,467	$24,264,137

Net Income per common share — basic:
Income from continuing operations	$0.10	$0.12	$0.23	$0.26
Income (loss) from discontinued operations	(0.01)	0.08	—	0.13

Net income attributable to MPT common stockholders	$0.09	$0.20	$0.23	$0.39

Net Income per share — diluted:
Income from continuing operations	$0.10	$0.12	$0.23	$0.26
Income (loss) from discontinued operations	(0.01)	0.08	—	0.13

Net income attributable to MPT common stockholders	$0.09	$0.20	$0.23	$0.39

Dividends declared per common share	$0.20	$0.27	$0.40	$0.54

Weighted average shares outstanding — basic	78,615,795	64,995,854	77,524,107	58,993,905
Weighted average shares outstanding — diluted	78,615,795	65,009,497	77,524,107	59,005,497

(A)	Financials have been restated to reflect our adoption of the new accounting pronouncements involving (i) convertible bonds, (ii) participating securities, and (iii) non-controlling interests.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
Reconciliation of Net Income to Funds From Operations
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
		(A)		(A)
FFO information:
Net income attributable to MPT common stockholders	$7,846,136	$13,365,699	$18,556,467	$24,264,137
Participating securities’ share in earnings	(380,341)	(470,391)	(770,747)	(960,455)

Net income, less participating securities’ share in earnings	$7,465,795	$12,895,308	$17,785,720	$23,303,682

Depreciation and amortization
Continuing operations	6,708,307	5,337,423	12,953,941	8,865,018
Discontinued operations	—	190,245	—	758,451
Loss (gain) on sale of real estate	—	(9,327,935)	—	(9,327,935)

Funds from operations	$14,174,102	$9,095,041	$30,739,661	$23,599,216

Write-off/reserve of straight-line rent	1,111,576	9,548,559	1,111,576	9,548,559
Write-off of deferred financing costs	—	3,185,250	—	3,185,250
Write-off of discontinued operations receivable	—	2,099,027	—	2,099,027

Normalized funds from operations	$15,285,678	$23,927,877	$31,851,237	$38,432,052

Share-based compensation	1,408,665	1,796,252	2,896,356	3,669,950
Debt costs amortization	1,390,790	1,190,649	2,752,621	2,081,294
Straight-line rent revenue	(1,826,977)	(2,279,995)	(3,690,629)	(3,939,779)

Adjusted funds from operations	$16,258,156	$24,634,783	$33,809,585	$40,243,517

Per diluted share data:
Net income, less participating securities’ share in earnings	$0.09	$0.20	$0.23	$0.39
Depreciation and amortization
Continuing operations	0.09	0.08	0.17	0.15
Discontinued operations	—	—	—	0.01
Loss (gain) on sale of real estate	—	(0.14)	—	(0.15)

Funds from operations	$0.18	$0.14	$0.40	$0.40

Write-off/reserve of straight-line rent	0.01	0.15	0.01	0.16
Write-off of deferred financing costs	—	0.05	—	0.05
Write-off of discontinued operations receivable	—	0.03	—	0.04

Normalized funds from operations	$0.19	$0.37	$0.41	$0.65

Share-based compensation	0.02	0.03	0.04	0.06
Debt costs amortization	0.02	0.02	0.04	0.04
Straight-line rent revenue	(0.02)	(0.04)	(0.05)	(0.07)

Adjusted funds from operations	$0.21	$0.38	$0.44	$0.68

Funds from operations, or FFO, represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. Management considers funds from operations a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that funds from operations provides a meaningful supplemental indication of our performance. We compute funds from operations in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating funds from operations utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Funds from operations should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.
We calculate adjusted funds from operations, or AFFO, by subtracting from or adding to normalized FFO (i) straight-line rent revenue, (ii) non-cash share-based compensation expense, and (iii) amortization of deferred financing costs. AFFO is an operating measurement that we use to analyze our results of operations based on the receipt, rather than the accrual, of our rental revenue and on certain other adjustments. We believe that this is an important measurement because our leases generally have significant contractual escalations of base rents and therefore result in recognition of rental income that is not collected until future periods, and costs that are deferred or are non-cash charges. Our calculation of AFFO may not be comparable to AFFO or similarly titled measures reported by other REITs. AFFO should not be considered as an alternative to net income (calculated pursuant to GAAP) as an indicator of our results of operations or to cash flow from operating activities (calculated pursuant to GAAP) as an indicator of our liquidity.

(A)	Financials have been restated to reflect our adoption of the new accounting pronouncements involving (i) convertible bonds, (ii) participating securities and (iii) non-controlling interests.